Exhibit 23.2
June 25, 2012

To the Board of Directors of
Reynolds Group Holdings Limited

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form F-4 of Reynolds Group Holdings Limited of our report dated July 8, 2011 relating to the carve-out combined financial statements of Dopaco, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP1
Montréal, Canada

[1]	CPA auditor, CA, permit No. A119427